EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of February 17, 1998 and effective as of and simultaneous with the Merger (the "Effective Date"), is among Terry G. Lee (the "Executive"), Bell Sports Corp., a Delaware corporation (the "Holding Company"), and Bell Sports, Inc., a California corporation (the "Operating Company"). The Holding Company and the Operating Company are collectively referred to herein as the "Company".

         WHEREAS, the Company is engaged primarily in the business of designing, manufacturing, producing, distributing, marketing, advertising and selling auto racing helmets, bicycle helmets, bicycle accessories and related products;

         WHEREAS, pursuant to an Agreement and Plan of Merger dated February 17, 1998 (the "Recapitalization Agreement") between the Company and HB Acquisition Corporation, a Delaware corporation ("Newco"), Newco will merge with and into (the "Merger") the Company and the Company will continue as the surviving corporation;

         WHEREAS, the Executive currently serves as the Chairman of the Board, President and Chief Executive Officer of the Holding Company and the Operating Company, pursuant to the terms of an Employment Agreement dated as of June 13, 1995 (the "Prior Employment Agreement");

         WHEREAS, the Executive and the Company are parties to a Severance Agreement dated January 5, 1995, as amended on December 8, 1997 (the "Severance Agreement") and a Noncompetition Agreement dated December 8, 1997 (the "Noncompetition Agreement" and together with the Severance Agreement, the "Prior Agreements");

         WHEREAS,  the  Executive's   abilities  and  services  are  unique  and
essential to the prospects of the Company; and

         WHEREAS, the Company and the Executive desire to amend and restate the Prior Employment Agreement in its entirety in the form of this Agreement to provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

Section 1.        Employment; Term; Extensions.

         1.1. Employment. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement.

         1.2. Term. The term of this Agreement shall commence on the Effective Date and shall continue until the second anniversary of the Effective Date (the "Term") unless earlier terminated pursuant to Section 4 hereof. For purposes of this Agreement, the term "Employment Period" shall mean the period from the Effective Date until the earlier to occur of (i) the expiration of the Term or
(ii) the termination of employment pursuant to Section 4 hereof.

Section 2.        Position; Duties; Responsibilities.

         2.1. Position and Duties. During the Employment Period, the Company shall employ the Executive as the Chairman of the Board of the Holding Company and the Operating Company. For the period commencing on the Effective Date and continuing until six months thereafter (the "Initial Period"), the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities, commensurate with the Executive's position, on behalf of the Company and its affiliates as shall be designated from time to time by the Board or the Chief Executive Officer. From and after the end of the Initial Period and continuing through the end of the Employment Period, the Executive shall be employed by the Company on a part-time basis and shall perform such duties and responsibilities, commensurate with the Executive's position, on behalf of the Company and its affiliates as shall be designated from time to time by the Board or the Chief Executive Officer. The Executive shall faithfully and loyally perform to the best of his abilities all the duties reasonably assigned to him hereunder, shall devote such of his business time, attention and effort to the affairs of the Company as is reasonably necessary for the proper performance of such duties and shall use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing, during the Employment Period, the Executive may serve as a director, officer or paid consultant of business corporations other than the Company or civic or community organizations or entities, provided that such activities do not violate the terms of any of the covenants set forth in Section 7 hereof;
provided, however, that during the Initial Period such activities must be approved prior to the commencement thereof by any two members of the Board of Directors of the Holding Company (the "Board") who are not full-time employees of the Holding Company or the Operating Company or any of its controlled affiliates. The Executive's ownership interest in and participation in the operation and management of Mission Leasing, Hayden Leasing, Lee Family Enterprises, and affiliates thereof, and the Executive's service as a director of Reliable Holding Corp., are hereby approved pursuant to this Section 2.1.

         2.2. Directorship. The Company shall take all actions reasonably necessary to elect the Executive to the Board of Directors of the Holding Company and the Operating Company and to maintain the Executive's position as a director during the Employment Period.

Section 3.        Compensation.

         3.1. Base Salary. During the Initial Period, the Company shall compensate the Executive at a base salary of $415,000 per annum. From the end of the Initial Period and continuing through the end of the Employment Period, the Company shall compensate the Executive at an annual base salary of $207,500 per annum. All compensation paid to the Executive shall be payable in accordance with the Company's executive payroll policy. The Executive's base salary, as in effect at any particular time, is referred to herein as the "Base Salary."

         3.2. Execution Bonus. On the Effective Date, as an incentive to induce the Executive to enter into this Agreement, the Company shall pay the Executive a lump sum cash bonus equal to $860,800.

         3.3. Annual Performance Bonus.

                  (a) The Executive shall be entitled to receive an annual performance bonus payable in cash for each of the fiscal years ended June 30, 1998 (the "1998 Fiscal Year") and June 30, 1999 (the "1999 Fiscal Year"), in accordance with the formula set forth in this Section 3.3. The annual performance bonus to which the Executive is entitled pursuant to this Section 3.3 is referred to herein as the "Bonus."

                  (b) The amount of the Bonus to which the Executive shall be entitled for the 1998 Fiscal Year shall be determined in accordance with the following formula:

Amount of Net Operating Income                    Amount of Bonus
------------------------------                    ---------------
Equal to or greater than 80% but less than        25% of Base Salary in that fiscal year
90%, of Plan Net Operating Income

Equal to or greater than 90% but less than        50% of Base Salary in that fiscal year
100%, of Plan Net Operating  Income

Equal to or greater than 100%, but less than      75% of Base Salary in that fiscal year
110%, of Plan Net Operating Income

Equal to or greater than 110%, but less than      85% of Base Salary in that fiscal year
125%, of Plan Net Operating Income

Equal to or greater than 125% of Plan Net         125% of Base Salary in that fiscal year
Operating Income

                  (c) The amount of the Bonus to which the Executive shall be entitled for the 1999 Fiscal Year shall be determined in accordance with the following formula; provided, however, that if the Company's return on assets does not equal or exceed a target to be determined and defined by the Board of Directors for the 1999 Fiscal Year, the Executive shall not be entitled to a Bonus:

         Net Operating Income                                 Amount of Bonus
         --------------------                                 ---------------

Equal to or greater than 80% but less than        12.5% of Base Salary in that fiscal year
90%, of Plan Net Operating Income

Equal to or greater than 90% but less than        25% of Base Salary in that fiscal year
100%, of Plan Net Operating  Income

Equal to or greater than 100%, but less than      37.5% of Base Salary in that fiscal year
110%, of Plan Net Operating Income

Equal to or greater than 110%, but less than      42.5% of Base Salary in that fiscal year
125%, of Plan Net Operating Income

Equal to or greater than 125% of Plan Net         62.5% of Base Salary in that fiscal year
Operating Income

                  (d) As used in this Section 3.3, the following terms have the meanings set forth below:

         "Net Operating Income" means, for any period, gross profit minus selling, general and administrative expenses. "Selling, general and administrative expenses" means the sum of (i) sales and marketing expenses, (ii) general and administrative expenses, (iii) corporate affairs expenses and (iv) research and development expenses. In determining Net Operating Income, no amounts other than selling, general and administrative expenses shall be deducted from gross profit. In particular, amortization of goodwill and intangible assets, consolidation costs (including (x) one-time expenses attributable to the merger of a subsidiary of the Company and American Recreation Company Holdings, Inc., a Delaware corporation, and related transactions contemplated by the merger agreement relating thereto and (y) any expenses attributable to any new basis of accounting resulting from such merger),  net  investment  income,  interest  expense,  income taxes  (including federal, state, local and foreign income taxes, whether paid or deferred), extraordinary items and cumulative effect of changes in accounting principles, shall not be deducted from gross profit in determining Net Operating Income. All such amounts shall be determined in accordance with generally accepted accounting principles consistently applied by the Company.

         "Plan Net Operating Income" means, for any period, the amount specified as Net Operating Income contained in the Company's business plan for such period, as approved by the Board.

         The terms "Net Operating Income" and "Operating Income" are used interchangeably by the Company; and when used by the Company with respect to this Agreement, the term "Operating Income" has the same meaning as "Net Operating Income" set forth in this Section 3.3(d).

                  (e) The payment of each Bonus shall be made within 30 days after the Company's independent accountants shall have certified the Company's consolidated financial statements for the fiscal year to which such Bonus relates.

                  (f) If the Company's fiscal year changes, the provisions of this Section 3.3 shall be changed in an equitable manner to ensure that the Executive's opportunity to earn the Bonis is not materially and adversely affected.

         3.4. Stock Options. In the discretion of the Company's Management Stock Incentive Committee, the Executive shall be eligible to receive options to purchase shares of equity of the Company pursuant to the terms of the Bell Sports Management Stock Incentive Plans or any successor plans thereto.

         3.5. Perquisites. During the Employment Period, the Executive shall be entitled to (i) the use of an automobile and reimbursement by the Company for all expenses relating to the operation thereof, (ii) the use of the Company's office facilities located in Scottsdale, Arizona and (iii) reimbursement of the capital assessments of the country club of which the Executive is currently a member.

         3.6. Reimbursement of Expenses. The Company shall reimburse the Executive for all expenses necessarily and reasonably incurred by him in connection with the business of the Company, upon presentation of proper receipts or other proof of expenditure and subject to such reasonable guidelines or limitations provided to the Executive and applied prospectively, as established by the Company; provided that after the end of the Initial Period, the Company may, at its option, either offset any amounts owed by the Company to the Executive by an amount equal to 50% of the expenses incurred in connection with the Executive's employment of a secretary, or receive reimbursement from the Executive for 50% of such expenses.

         3.7. Vacation. During the Employment Period, the Executive shall be entitled each calendar year to no fewer than six weeks of paid vacation and sick leave combined.

         3.8. Aircraft Lease. The Company will take all commercially reasonable action necessary to keep in effect throughout the Employment Period the Lease of Aircraft dated April

10, 1997 between Hayden Leasing, L.C. and BSI and shall make the aircraft leased thereunder available for the Executive's reasonable use until the end of the Employment Period.

         3.9. Participation in Benefit Plans. During the Employment Period, the Executive shall be entitled to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally, which plans shall not differ in value in any manner materially adverse to the Executive from those in which the Executive currently participates. Family coverage under the Company's medical and dental plans shall be made available to the Executive at a nominal charge. In addition, the Executive shall be reimbursed for all medical and dental expenses that are not covered under the medical and dental plans otherwise covering the Executive.

Section 4.        Termination.

         4.1. Death. Upon the death of the Executive, the Employment Period shall automatically terminate and all rights of the Executive and his heirs, executors and administrators to compensation and other benefits hereunder shall cease, except for (i) compensation which shall have accrued to the date of death, including accrued Base Salary, prorated Bonus, plus four months of Base Salary and Bonus and (ii) the rights to indemnification under Section 5 hereof.

         4.2. Disability. The Company may terminate the Employment Period upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 90 days or any 180 days out of any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease, except for (i) compensation which shall have accrued to the date of termination, including accrued Base Salary and prorated Bonus, (ii) Base Salary which shall be paid by the Company for the duration of the Employment Period, minus any amounts payable to, or received by, the Executive pursuant to the terms of any disability plan covering the Executive (whether or not such plan is sponsored by the Company), and (iii) the rights to indemnification under Section 5 hereof. In the event of any dispute regarding the existence of the Executive's incapacity hereunder, the matter shall be resolved by the determination of a majority of three physicians qualified to practice medicine in the state of the Executive's residence, one to be selected by each of the Executive and the Board and the third to be selected by such two designated physicians. For this purpose, the Executive shall submit to appropriate medical examinations.

         4.3.     Cause.

                  (a) The Company may, at its option, terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined). A termination for Cause shall not take effect until and unless the Company complies with this Section 4.3. The Executive shall be given written notice by the Board of the intention to terminate his employment hereunder for Cause (the "Cause Notice").

                  The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have 10 days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure, the Cause Notice shall be deemed rescinded and of no force or effect. As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                           (1) the Executive's refusal to perform specific directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

                           (2) the Executive's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

                           (3) any gross or willful misconduct of the Executive resulting in substantial loss to the Company or substantial damage to the Company's reputation;

                           (4) any breach by the Executive of any one or more of the covenants contained in Section 6 or 7 hereof, other than an inadvertent and unintentional breach of a covenant contained in Section 6 having an inconsequential effect on the Company any of its controlled affiliates.

                  (b) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4.3 shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

                  (c) If the Company terminates the Executive's employment for Cause, the Executive shall be entitled to:

                           (1) accrued Base Salary through the date of the termination of his employment;

                           (2) any Bonus owing but not yet paid for any fiscal year ended on or before the Executive's termination of employment for Cause;

                           (3) any amounts owing but not yet paid pursuant to Section 3.7; and

                           (4) other or additional benefits in accordance with applicable plans and programs of the Company and his rights to indemnification under Section 5.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, if, following a termination of the Executive's employment for Cause, a court of competent jurisdiction, in a final determination, determines that the Executive was not guilty of the conduct that formed the basis for the termination, the Executive shall be entitled to the payments and the economic equivalent of the benefits he would have received had his employment been terminated by the Company without Cause.

         4.4. Termination Without Cause. If the Board terminates the Employment Period for any reason other than a reason set forth in Section 4.1, 4.2 or 4.3:

                  (a) concurrent with such termination, the Company shall pay to the Executive an amount equal to his Base Salary and prorated Bonus, in each case accrued through the date of termination;

                  (b) the Company shall continue to pay the Executive his Base Salary, Bonus and all other benefits which would otherwise be payable hereunder for the remainder of the Term;

                  (c) all of the  Executive's  options to purchase equity of the
                  Company  whether  or  not  vested  shall  become   immediately
                  exercisable in full;

                  (d) the Executive shall be entitled to any amounts owing but not yet paid pursuant to Section 3.7; and

                  (e)  the  Executive   shall  be  entitled  to  his  rights  to
                  indemnification under Section 5 hereof.

         The Company will use its reasonable efforts to structure the payments and benefits specified by Sections 4.4(a) through 4.4(e) in a manner which is tax-efficient for the Executive.

         4.5. Termination for Good Reason. The Executive may terminate his employment under this Agreement for Good Reason (as hereinafter defined), upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. In the event the Executive terminates this Agreement for Good Reason, the Executive shall be entitled to the payments and benefits specified by Sections 4.4(a) through 4.4(e). For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following events:

                  (a) the a material breach of this Agreement by the Company;

                  (b) the failure to elect or re-elect the Executive to any of the positions described in Section 2.1 hereof, removal of the Executive from any such position or any change in the Executive's responsibilities described in Section 2.1 in any respect which is materially adverse to the Executive;

                  (c) other than as contemplated by Section 2.1 hereof, a diminution of any of the Executive's significant duties or the assignment to the Executive of any duties inconsistent with his duties or the material impairment of the Executive's ability to function in the positions described in Section 2.1 hereof, in each case only after the Company shall have had an opportunity to cure (any cure to be effected within 30 days after appropriate written notice of the basis for Good Reason is given to the Company by the Executive);

                  (d) a material reduction of any benefit or perquisite enjoyed by the Executive or the failure to continue the Executive's participation in any incentive compensation plan, unless a plan providing a substantially similar economic opportunity is substituted or all senior executives suffer a substantially similar reduction or failure;

                  (e) the relocation of the Executive's office to a location more than 50 miles from Scottsdale, Arizona.

         4.6. Voluntary Termination. If, during the Employment Period, the Executive voluntarily terminates his employment hereunder for any reason other than Good Reason, he shall be entitled to the payments specified by Sections 4.3(c)(l) through 4.3(c)(4) hereof, inclusive.

Section 5. Indemnification. To the fullest extent permitted by law, the Restated Certificate of Incorporation of the Holding Company and the Articles of Incorporation of the Operating Company, the Executive (and his heirs, executors and administrators) shall be indemnified by the Company and its successors and assigns. The obligations of the Company pursuant to this Section 5 shall survive the termination of the Employment Period.

Section 6. Confidentiality. The Executive shall at all times during the Employment Period and thereafter hold in confidence any and all Confidential Information (as hereinafter defined) that may have come or may come into his possession or within his knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its controlled affiliates. The Executive agrees that neither he nor any person or enterprise controlled by him will for any reason directly or indirectly, for himself or any other person, use or disclose any Confidential Information provided that the Executive may disclose Confidential Information which has become generally available to the public other than as a result of a breach of this Agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission. Upon termination of his employment under this Agreement, the Executive shall promptly surrender to the Company all documents he believes contain Confidential Information and that are within his possession or control, other than documents to which the Executive is or was a party or that relate to the Executive or the basis, or purported basis, on which his employment was terminated. For purposes of this Agreement, the term "Confidential Information" shall mean any trade secrets, proprietary or confidential information, inventions, manufacturing or industrial processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing, or licenses of other rights in respect thereof, owned or used by, or licensed to, the Company or any of its controlled affiliates.

Section 7.        Restricted Activities.

         7.1. Noncompetition. The Executive agrees that for five years following the Effective Date (the "Noncompete Period"), he shall not, directly or indirectly, engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the Company or any of its affiliates as conducted or planned to be conducted during the Term and neither the Executive nor any person or enterprise controlled by him will become a stockholder, co-venturer, lender, director, officer, agent or employee of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any business, that is in competition with the business then conducted by the Company or any of its controlled affiliates in any state in the United States or any other country in which the Company or any of its controlled affiliates has engaged in such business during the term of the Executive's employment under this Agreement; provided, however, that the foregoing shall not prohibit the Executive from owning less than two percent of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter-dealer quotation system. In consideration of the agreements and covenants contained in this Section 7, the Company shall pay the Executive $1,500,000, in equal installments of $500,000 payable on each of the Effective Date, the first anniversary of the Effective Date and the second anniversary of the Effective Date.

         7.2. Non-solicitation. The Executive agrees that while he is employed by the Company and during the Noncompete Period, neither he nor any person or enterprise controlled by him will (i) solicit for employment or employ any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of the act of solicitation, (ii) in any way cause, influence, induce, encourage or attempt to persuade any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates at any time within one year prior to the time of such act to terminate his employment relationship with the Company or any of its affiliates or (iii) in any way, cause, influence, induce, encourage or attempt to persuade any customer or vendor of the Company or any of its affiliates to terminate or diminish its relationship or violate any agreement with any of them.

         7.3. Relief, Reformation; Severability. The Executive acknowledges that he has carefully read and considered all terms and conditions of this Agreement, including the restraints imposed by Section 7 hereof. The Executive acknowledges that there is no adequate remedy at law for a breach of this Section 7 and that, in the event of such a breach or attempted breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach, attempted breach or continuing breach, without prejudice to any other remedies for damages or otherwise. The Executive agrees that the covenants contained in this Agreement are separate and are reasonable in their nature, subject matter, geographic limitation, scope and duration and that the Executive shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. Notwithstanding the foregoing, in the event that a covenant contained in this Agreement shall be deemed by any court to be unreasonably broad in any respect, the parties agree that the court may modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

Section 8. Inventions. The Executive hereby assigns to the Company his entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Executive or developed or acquired by him during the term of his employment by the Company, which may pertain directly or indirectly to the Company's business. The Executive agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

Section 9. Remedies. The Executive acknowledges that any material breach of this Agreement will cause irreparable harm to the Company, that such harm will be difficult if not impossible to ascertain, and that the Company shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of any such relief shall be exclusive of or preclude the Company from any other remedy.

Section 10. Insurance. The Company may, at its election and for its benefit, ensure the Executive against disability, accidental loss or death and the Executive shall submit to such physical examinations and supply such information as may be required in connection therewith.

Section 11. Expenses. The Company will reimburse the Executive for his reasonable out of pocket costs and expenses of obtaining independent legal advice relating to the negotiation of this Agreement and the Executive's equity participation in Newco and the Surviving Corporation; provided that the maximum payment under this Section 12 shall not exceed $10,000.

Section 12. Assignment. The rights and benefits of the Executive hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, executors and administrators of the Executive, and shall be assignable by the Company to any entity acquiring substantially all of the assets of the Company, whether by merger, consolidation, sale of assets or similar transactions.

Section 13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by certified or registered mail or sent by overnight courier service as follows: if to the Executive, to his address as set forth in the records of the Company, with a copy to Robert F. Wall, Esq., Winston & Strawn, 35 West Wacker Drive, Suite 4700, Chicago, Illinois 60601, and if to the Company, to the address of its principal executive offices, attention: Chief Financial Officer, or to any other address designated by any party hereto by notice similarly given.

Section 14. Waiver of Breach. A waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

Section 15. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be modified only by an agreement in writing signed by the parties hereto.

Section 16. Applicable Law. The terms of this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Arizona.

Section 17. Termination of Prior Agreements. The Prior Agreements are hereby terminated. This Agreement supersedes all prior agreements between the Executive and the Company concerning the Executive's employment with the Company, and none of such agreements shall


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                                      -12-
be of any force or effect whatsoever and neither the Company nor the Executive shall have any rights or obligations under the Prior Agreements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              BELL SPORTS CORP.



                                              By
                                                 -------------------------------



                                              BELL SPORTS, INC.



                                              By
                                                 -------------------------------



                                              EXECUTIVE:



                                              /s/ Terry G. Lee
                                              ----------------------------------
                                              Terry G. Lee